Exhibit 99.1
THORATEC REPORTS RECORD FOURTH QUARTER REVENUES; 2005
REVENUES INCREASE 17 PERCENT TO $202 MILLION
COMPANY PROVIDES GUIDANCE FOR 2006
     (PLEASANTON, CA), January 31, 2006—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported financial results for the fourth quarter and all of fiscal 2005.
     For the fourth quarter ended December 31, 2005, Thoratec reported revenues of $54.8 million, a 13 percent increase over revenues of $48.3 million in the same quarter a year ago.
     The company also announced that as of January 26, 2006, it has implanted 159 patients in its pivotal Phase II trial for the HeartMate® II, the company’s next generation assist device designed to provide long-term cardiac support. This is an increase of 57 patients over the enrollment number reported three months ago.
     For the fourth quarter of 2005, Thoratec reported GAAP net income of $4.5 million, or $0.08 per diluted share, versus $2.5 million, or $0.05 per diluted share, in the fourth quarter a year ago.
     Non-GAAP net income for the fourth quarter of 2005 was $8.9 million, or $0.16 per diluted share, versus non-GAAP net income of $6.0 million, or $0.12 per diluted share, a year ago. Total diluted share counts in the fourth quarter of 2005 were approximately 60.4 million compared to 49.3 million in the same quarter a year ago. The company’s total diluted share count in the fourth quarter of 2005 reflects several factors, including approximately 7.3 million shares underlying its convertible notes as they were dilutive for the quarter. This impacted GAAP and non-GAAP net income per diluted share by $0.01. In addition, the share count was also impacted by option exercises and inclusion of in the money options, which affected non-GAAP net income per diluted share by $0.01.
     The company reports non-GAAP net income, described in detail later in this press release, which it previously referred to as taxed cash earnings. Prior period non-GAAP net income amounts have been restated to exclude the effects of share-based compensation expenses.
     “Thoratec ended 2005 with a very solid quarter, generating record quarterly revenues driven by continued growth in both our Cardiovascular Division and our International Technidyne Corporation (ITC) division,” noted Gary F. Burbach, who joined the company as president and chief executive officer on January 17, 2006. “The company ended the year in a strong financial position, with cash and short-term investments of $211 million.

     “In addition, we continued to see excellent progress with our pivotal Phase II trial for the HeartMate II and launched commercial sales for the device in Europe following approval to CE Mark the HeartMate II during the fourth quarter,” added Burbach.
     “Thoratec’s strong performance in all facets of its business is a real tribute to the decade-long leadership of Keith Grossman, whom I succeeded as president and chief executive officer, as well as the continued focus of Thoratec management and employees during this transition period. Today, Thoratec is an industry leader with a strong portfolio of commercial products and next generation technology, as well as a solid team and deep financial resources,” Burbach noted.
     Operating expenses increased by $4.1 million in the fourth quarter of 2005 versus the fourth quarter of 2004. These increased operating expenses included higher regulatory expense for the HeartMate II trial and investments in sales and marketing as the company continues to work on developing the VAD market through clinical support and physician education and outreach. In addition, operating expenses included $2.0 million related to CEO transition expenses.
     The company said that it sold 462 pumps in the fourth quarter of 2005. This compares to 427 pumps sold in the fourth quarter a year ago. For the full year 2005, Thoratec sold 1,725 pumps, a 17 percent increase over the 1,476 pumps sold in 2004.
     “We are experiencing increasing acceptance of VADs as a viable treatment option for advanced-stage heart failure patients. This is a result of improving patient outcomes, device enhancements and improved patient selection and management practices. In addition, the growing enthusiasm about the HeartMate II clinical experience is helping to fuel recognition of VADs as an important therapy option,” Burbach commented.
     The updated HeartMate II Phase II patient enrollment includes 82 patients enrolled in the bridge-to-transplantation (BTT) arm and 77 Destination Therapy (DT) patients. As of January 26, 2006, 212 patients have been enrolled in the worldwide HeartMate II trial experience. Excluding the pivotal study Destination Therapy control arm, 197 patients have now been implanted with the HeartMate II.
     “The pace of enrollment and preliminary review of data from the Phase II patients are very encouraging. The HeartMate II has generated a great deal of enthusiasm among clinicians about the potential of this technology,” noted Jeffrey Nelson, president of Thoratec’s Cardiovascular Division. “Helping to further this interest was the first major presentation of data from the Phase I trial at the 2005 Scientific Sessions of the American Heart Association in November. It portrayed positive results in terms of both patient survival and quality of life. In addition, there were no device-related deaths or pump failures. We believe that this data demonstrates the promising outcomes that are possible to achieve with the HeartMate II and its ability to restore hemodynamic function in advanced stage heart failure patients. We are making significant investments in 2006 to prepare for the expected launch of the HeartMate II in the U.S. in 2007,” he added.

     For all of 2005, Thoratec reported revenues of $201.7 million, a 17 percent increase over revenues of $172.3 million in fiscal 2004. Net income on a GAAP basis for 2005 was $13.2 million, or $0.26 per diluted share, versus $3.6 million, or $0.07 per diluted share, in 2004. Non-GAAP net income for 2005 was $24.3 million, or $0.48 per diluted share, compared with non-GAAP net income in 2004 of $13.6 million, or $0.26 per diluted share, in fiscal 2004.
GUIDANCE FOR FISCAL 2006
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
•	Revenues are expected to range between $217-$225 million, with revenues from the Cardiovascular Division expected to grow 7-13 percent over those in 2005, with revenues at ITC expected to grow in the range of 6-9 percent versus 2005.
•	Net income on a GAAP basis for fiscal 2006 is expected to be $4.5 million-$6.5 million, or $0.08-$0.12 per diluted share.
•	Non-GAAP net income for fiscal 2006 is expected to be $22-$24 million, or $0.40-$0.44 per diluted share. The company said net income on both a GAAP and non-GAAP basis will be impacted by an anticipated higher tax rate in 2006 of 35 percent versus 27 percent in 2005. Earnings per share will be impacted by a higher diluted share count of approximately 55.0 million shares versus approximately 51.0 million shares in 2005.
MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURE
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on the revenues generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes excluding, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and CEO transition expenses and other unusual or non-recurring costs, and also excludes share-based compensation expense under SFAS No. 123R and changes in the value of the “make whole” provision of our convertible notes, in each case adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs because these cost are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.
     In addition, management believes that excluding share-based compensation expense under SFAS No. 123R is appropriate because this is not a cash expense, but instead a significant accounting charge that the company was not required to record in the past. Management also believes that changes in the value of the “make whole” provision of the Company’s convertible notes should be excluded from non-GAAP net income because the amount involved is not an actual cash expense, but instead is an estimated amount that we record pursuant to the accounting rules that require to be treated as a separate security. Accordingly, management believes that excluding these two expenses from non-GAAP net income will provide information that is more generally comparable to prior periods and that reflects core operating results.
     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of Thoratec’s core operating results. Note, however, that non-GAAP net income is a performance measure only, and its does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m. Pacific Standard Time (4:30 p.m. Eastern Standard Time) today. The teleconference can be accessed by calling (719) 457-2727. Please dial in ten to 15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, February 14, via http://www.thoratec.com or by telephone at (719) 457-0820, or (888) 203-1112, passcode 4776841.
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec® VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 10,000 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® VAG for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timeline and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage polices, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Factors That May Affect Future Results,” in Thoratec’s most recently annul report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:
Cynthia Lucchese
Senior Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
Media Contact Information:
Jennifer Chan
FischerHealth, Inc.
(310) 577-7870, ext.164
jchan@fischerhealth.com

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	December	December
	2005	2004
ASSETS
Cash, cash equivalents and available-for-sale investments	$210,936	$145,859
Restricted investments	4,940	8,207
Receivables, net	35,904	33,051
Inventories	41,671	39,141
Property, plant and equipment, net	28,906	27,584
Goodwill and purchased intangible assets	236,035	247,238
Other assets	23,354	23,335

TOTAL ASSETS	$581,746	$524,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$31,534	$25,506
Subordinated convertible notes	143,750	143,750
Long-term deferred tax liability and other	58,174	63,051

TOTAL LIABILITIES	233,458	232,307

Shareholders’ Equity	348,288	292,108

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$581,746	$524,415

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Fiscal Quarter Ended			Fiscal Year Ended
	December		December	December	December
	2005		2004	2005	2004
Product sales	$54,795		$48,286	$201,712	$172,341
Cost of product sales	21,326		20,439	78,371	72,119

Gross profit	33,469		27,847	123,341	100,222

Operating expenses:
Selling, general and administrative	17,195		14,180	61,805	54,134
Research and development	8,594		6,968	32,331	28,657
Amortization of purchased intangible assets	2,800		2,931	11,204	11,724
Litigation and other costs	(82)		290	95	733

Total operating expenses	28,507		24,369	105,435	95,248

Income from operations	4,962		3,478	17,906	4,974
Interest expense	(1,008)		(1,027)	(4,090)	(2,460)
Interest income and other	1,253		543	4,236	2,176

Income before income tax expense	5,207		2,994	18,052	4,690
Income tax expense (benefit)	668		532	4,855	1,126

Net income	$4,539		$2,462	$13,197	$3,564

Net income per share, basic	$0.09		$0.05	$0.27	$0.07

Net income per share, diluted	$0.08		$0.05	$0.26	$0.07

Shares used to compute net income per share:
Basic	50,922		48,849	49,359	52,187
Diluted	60,424	(A)	49,308	51,008	53,160
Reconciliation of Non-GAAP Net Income to GAAP Income Before Income Tax Expense
     This press release discloses “non-GAAP net income” which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that non-GAAP net income can be a useful measure for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with certain litigation, CEO transition costs, share based compensation expense, merger, restructuring, impairment of intangibles, in process R&D, amortization of intangibles and other unusual or non-recurring costs. However, this measure should be considered in addition to, and not as a substitute, or a superior measure to, income (loss) before income tax expense (benefit) or other measures of financial performance prepared in accordance with GAAP. Prior period Non-GAAP net income amounts have been re-stated to exclude the effects of share based compensation expenses. Non-GAAP net income reconciles to GAAP income before income tax expense, as follows:

	Three Months Ended		Fiscal Year Ended
	December	December	December	December
	2005	2004	2005	2004
Income before income tax expense as reported under GAAP	$5,207	$2,994	$18,052	$4,690
Adjustments to reconcile GAAP income before income tax expense with non-GAAP net income:
Amortization of purchased intangible assets	2,800	2,931	11,204	11,724
Litigation and other costs	113	290	290	733
CEO transition costs included in selling, general and administrative	2,045	—	2,626	—
Share based compensation	268	33	1,000	715

Non-GAAP income before taxes	10,433	6,248	33,172	17,862
Income tax	1,508	292	8,922	4,287

Non-GAAP net income	$8,925	$5,956	$24,250	$13,575

Non-GAAP net income per share, basic	$0.18	$0.12	$0.49	$0.26

Non-GAAP net income per share, diluted	$0.16	$0.12	$0.48	$0.26

(A)	The company’s total diluted share count in Q4 2005 includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for the quarter.